UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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India Globalization Capital, Inc.

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 Supplement to Proxy Statement

India Globalization Capital Inc.

10224 Falls Road, Potomac,

Maryland, 20854

This filing supplements the definitive proxy statement on Schedule 14A filed by India Globalization Capital Inc. (the “Company”) with the Securities and Exchange Commission on December 8, 2020 (the “Proxy Statement”) by including the below press release to reiterate that John E. Lynch has been nominated as a Class A independent director for election at the Company’s 2020 Annual Meeting of Stockholders, to be held on January 11, 2021, replacing Class A director Sudhakar Shenoy.

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 India Globalization Capital Nominates Mr. John E. Lynch to its Board of Directors

BETHESDA, MD--(Businesswire –December 22, 2020) - India Globalization Capital, Inc. (NYSE MKT: IGC), today announced that John E. Lynch has been nominated as a Class A independent director for election at the Company’s 2020 Annual Meeting of Stockholders, to be held on January 11, 2021, replacing Class A director Sudhakar Shenoy.

Mr. Lynch is an intellectual property attorney, admitted to practice before the Supreme Court of the United States, the United States Court of Appeals for the Second Circuit, and the United States Court of Appeals for the Federal Circuit, among other courts. He is a former partner of the law firm Fulbright & Jaworski L.L.P.

Mr. Lynch helped negotiate the licensing of the patent filed by the University of South Florida titled “Extreme Low Dose THC as a Therapeutic and Prophylactic Agent for Alzheimer’s Disease”, which is the basis for our Drops of ClarityTM product HyalolexTM, available only in Puerto Rico, as well as the IGC-AD1 formulation, subject of a Phase 1 trial for which we are currently enrolling patients.

Mr. Lynch has been an independent consultant since 2003, and, for the past five years, he has served IGC as an Advisor. Mr. Lynch has been instrumental in developing the intellectual property strategy for the Company. Thanks to Mr. Lynch’s strategy and support, the Company has filed eleven patents with the United States Patent & Trademark Office (USPTO) including formulations for Cannabidiol-based compositions and methods for treating pain, cachexia and eating disorders, seizures, CNS disorders, restoring energy, stuttering and Tourette syndrome (TS), and Alzheimer’s disease related symptoms.

Mr. Lynch was an adjunct professor of law at Georgetown University Law Center, as well as an adjunct professor in Intellectual Property (IP) Law at the University of San Francisco School of Law. Mr. Lynch received a B.S., Chemistry, in 1960 from Fordham College and a J.D. in 1963 from Georgetown University Law Center.

We thank Mr. Shenoy for his guidance over the past fourteen years, and, while he will no longer be a director on the board, we will continue to seek his valuable advice.

Contact:

Claudia Grimaldi

301-983-0998

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This material is first being released to stockholders on or about December 22, 2020 and should be read together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON JANUARY 11, 2021:

The Proxy Statement (including this amendment) and Fiscal 2020 Annual Report to Stockholders are available at

http://www.igcinc.us and at the SEC website.